UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 21, 2015

Tribute Pharmaceuticals Canada Inc.
(Exact Name of Registrant as Specified in its Charter)

Ontario, Canada	001-31198	Not Applicable
(State or Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

151 Steeles Avenue East, Milton, Ontario, Canada L9T 1Y1
(Address of principal executive offices) (Zip code)

(519) 434-1540
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On May 21, 2015 (the “Closing Date”), Tribute Pharmaceuticals International Inc. (“Tribute International”), a wholly-owned subsidiary of Tribute Pharmaceuticals Canada Inc. (the “Company”), entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Mutual Pharmaceutical Company, Inc. and Sun Pharmaceutical Industries, Inc. (collectively, “Sun Pharma,” and, together with Tribute International, the “Parties”) pursuant to which Tribute International acquired from Sun Pharma the U.S. rights to manufacture, market, promote, distribute and sell Fibricor® and its related authorized generic (collectively, the “Product”), as well as certain other assets relating to the Product, including certain inventory, documentation, licenses, approvals, consents, franchises, authorizations, and security clearances of, to, from or with any governmental entity relating to the Product (that are assignable), and all intellectual property used in connection with Sun Pharma’s commercialization of the Product (together, the “Acquired Assets”). Tribute International also agreed to assume liabilities relating to the Acquired Assets after the Closing Date.

Fibricor® is indicated as adjunctive therapy to diet for treatment of severe hypertriglyceridemia (TG ≥ 500 mg/dL) and as adjunctive therapy to diet to reduce elevated low-density lipoprotein cholesterol (LDL-C), total cholesterol (Total-C), triglycerides (TG), and apolipoprotein B (Apo B), and to increase high-density lipoprotein cholesterol (HDL-C) in patients with primary hypercholesterolemia or mixed dyslipidemia.

The consideration to be paid for the Acquired Assets is US$10 million (the “Purchase Price”), with US$5 million paid on the Closing Date, US$2 million payable 180 days from the Closing Date, and US$3 million payable 365 days from the Closing Date. The Company funded the payment due on the Closing Date for the Acquired Assets with cash from the concurrent financing described under the heading “Agency Agreement” below. In addition, Tribute International agreed to make certain milestone payments and royalty payments to Sun Pharma based on Tribute International’s achievement of certain net sales figures, until the earlier to occur of (i) the approval and sale of a generic equivalent of Fibricor® by a third-party, and (ii) the expiry of the last to expire of the patents that are listed for the Product in the U.S. Food and Drug Administration’s Orange Book. In consideration for the acquisition of the inventory, Tribute International agreed to pay to Sun Pharma cost prices for the inventory with an additional margin.

The Asset Purchase Agreement contains customary representations, warranties and covenants from the Parties, as well as provisions relating to indemnity, confidentiality and other matters. The representations, warranties and covenants contained in the Asset Purchase Agreement are made only for purposes of the Asset Purchase Agreement and are made as of specific dates; are solely for the benefit of the Parties (except as specifically set forth therein); may be subject to qualifications and limitations agreed upon by the Parties in connection with negotiating the terms of the Asset Purchase Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the Parties, instead of establishing matters as facts; and may be subject to standards of materiality and knowledge applicable to the contracting Parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Acquired Assets, the Company, Tribute International or Sun Pharma. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Tribute International concurrently entered into a long-term supply agreement (the “Supply Agreement”) with Mutual Pharmaceutical Company, Inc. (“Mutual”), pursuant to which Mutual agreed to supply Tribute International with the requirements of Product for sale. In conjunction with the Supply Agreement, Tribute International entered into a quality agreement with Mutual in order to define the current good manufacturing practices required by any regulatory authority in the U.S. with respect to the manufacture, testing, storage and supply of the Product and the quality system roles and responsibilities of each party related to the Product. The Parties agreed that Sun Pharma would provide certain transition services to Tribute International for a certain period following the Closing Date.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K.

Agency Agreement

On May 21, 2015, the Company entered into an agency agreement (the “Agency Agreement”) with Dundee Securities Ltd., Kes 7 Capital Inc. and Bloom Burton & Co. Inc. (collectively, the “Agents”) in connection with a private placement (the “Offering”) of 13,043,695 common shares of the Company (the “Offered Shares”) at a price of Cdn$0.92 per Offered Share for aggregate gross proceeds of Cdn$12,000,000. The Offered Shares were offered and sold to purchasers in the United States that are “accredited investors” (as such term is defined in Rule 501(a) of Regulation D under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”)), in reliance on the exemption from registration set forth in Rule 506(b) of Regulation D under the U.S. Securities Act, and were offered and sold to purchasers outside the United States in reliance on the exclusion from registration set forth in Rule 903 of Regulation S under the U.S. Securities Act. The closing date of the Offering was May 21, 2015.

In connection with the Offering, the Agents received a cash commission equal to 7% of the gross proceeds of the Offering. In addition, the Company granted the Agents, on the closing of the Offering, non-transferable compensation options (the “Compensation Options”) to acquire that number of common shares (the “Compensation Shares”) equal to 3.5% of the aggregate number of Offered Shares issued pursuant to the Offering. The Compensation Options are exercisable for a period of 24 months from the closing of the Offering at an exercise price that is equal to the issue price of the Offered Shares under the Offering. The Compensation Shares will be issued in reliance on Rule 903 of Regulation S under the U.S. Securities Act.

The proceeds of the Offering will be used to fund the acquisition of the Acquired Assets and for general working capital purposes.

The Offered Shares have not been and will not be registered under the U.S. Securities Act or any state securities laws, and may not be offered, sold or delivered, directly or indirectly, to persons in the “United States” (as such term is defined in Regulation S under the U.S. Securities Act), except in transactions exempt from the registration requirements of the U.S. Securities Act and applicable state securities laws. The Offered Shares issued to persons in the United States are “restricted securities” within the meaning of Rule 144(a)(3) under the U.S. Securities Act.

The Agency Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing and closing deliverables, indemnification obligations of the Company, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Agency Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the Agency Agreement does not purport to be complete and is qualified in its entirety by reference to the Agency Agreement, a copy of which is attached as Exhibit 1.2 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration under the U.S. Securities Act and all applicable state securities laws or an applicable exemption from such registration requirements.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth above under “Item 1.01 Entry into a Material Definitive Agreement” under the subheading “Asset Purchase Agreement” in this Current Report is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth above under “Item 1.01 Entry into a Material Definitive Agreement” under the subheading “Agency Agreement” in this Current Report is incorporated herein by reference.

Between April 7, 2015 and May 27, 2015, the Company issued 723,425 common shares of the Company and 361,713 common share purchase warrants of the Company pursuant to the exercise of outstanding compensation options, for aggregate cash consideration of CDN$506,397.50. Each compensation option is exercisable at an exercise price of CDN$0.70, for a unit of the Company, with each unit consisting of one common share of the Company and one-half of one common share purchase warrant. Each whole common share purchase warrant is exercisable at an exercise price of CDN$0.90, for one common share of the Company. Such securities were or will be issued to persons who were outside the “United States” and not “U.S. persons” (as such terms are defined in Regulation S under the U.S. Securities Act) in reliance upon Rule 903 of Regulation S under the U.S. Securities Act.

From April 14, 2015 to May 27, 2015, the Company issued an aggregate of 1,285,250 common shares of the Company, for aggregate cash consideration of CDN$1,156,725. The common shares were issued by the Company as a result of certain exercises of outstanding Series A common share purchase warrants by persons who were outside the “United States” and not “U.S. persons” (as such terms are defined in Regulation S under the U.S. Securities Act) in reliance upon Rule 903 of Regulation S under the U.S. Securities Act. The exercise price of the Series A common share purchase warrants is CDN$0.90.

Item 7.01	Regulation FD Disclosure.

On May 21, 2015, the Company issued a press release announcing the entry into the Asset Purchase Agreement. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information furnished herewith pursuant to Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed and furnished, respectively, herewith:

Exhibit No.	Description

1.1*	Asset Purchase Agreement, dated as of May 21, 2015, by and among Tribute Pharmaceuticals International Inc., Mutual Pharmaceutical Company, Inc. and Sun Pharmaceutical Industries, Inc.
1.2	Agency Agreement, dated as of May 21, 2015, by and among Tribute Pharmaceuticals Canada Inc., Dundee Securities Ltd., KES 7 Capital Inc. and Bloom Burton & Co. Inc.
99.1	Press Release dated May 21, 2015

* Confidential portions of this Exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Certain exhibits to the Asset Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any of the exhibits to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tribute Pharmaceuticals Canada Inc.

May 28, 2015	By:	/s/ Scott Langille
Scott Langille
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Asset Purchase Agreement, dated as of May 21, 2015, by and among Tribute Pharmaceuticals International Inc., Mutual Pharmaceutical Company, Inc. and Sun Pharmaceutical Industries, Inc.
1.2	Agency Agreement, dated as of May 21, 2015, by and among Tribute Pharmaceuticals Canada Inc., Dundee Securities Ltd., KES 7 Capital Inc. and Bloom Burton & Co. Inc.
99.1	Press Release dated May 21, 2015

* Confidential portions of this Exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Certain exhibits to the Asset Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any of the exhibits to the Commission upon request.